As filed with the Securities and Exchange Commission on April 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Warner Bros. Discovery, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	35-2333914
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
230 Park Avenue South New York, New York (Address of Principal Executive Offices)	10003 (Zip Code)

WarnerMedia 401(k) Savings Plan

(Full Title of the Plan)

Bruce L. Campbell

Warner Bros. Discovery, Inc.

230 Park Avenue South

New York, New York 10003

(Name and Address of Agent for Service)

212-548-5555

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer ☐

Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the WarnerMedia 401(k) Savings Plan (the “Plan”) covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the Plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

a)    The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

b)    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

c)    The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act on April 12, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The registrant hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this registration statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete General Corporation Law of the State of Delaware (the “DGCL”), the registrant’s charter and bylaws.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of Title 8 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

The registrant’s charter provides that, consistent with Section 102(b)(7) of the DGCL, no director shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which a director derived an improper benefit.

Provisions in the registrant’s bylaws provide that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by the registrant or in its right, by reason of the fact that such person is or was its director, officer, employee, or, while such person is or was a director, officer or employee of the registrant, is or was serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law.

The registrant’s bylaws further state that this indemnification shall not be deemed exclusive of any other right to which the indemnified person may be entitled.

The registrant intends to maintain insurance coverage for its officers and directors as well as insurance coverage to reimburse the registrant for potential costs of its indemnification of directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibit Index included immediately prior to the signature pages hereto is incorporated herein by reference.

No original issue shares of the registrant’s common stock will be made available by the registrant for acquisition by participants in the Plan. In accordance with Item 8(a) of Form S-8, therefore, no opinion as to the legality of the shares is included in this filing.

The registrant hereby undertakes that it will submit the Plan to the Internal Revenue Service in a timely manner at the time or times permitted by the Internal Revenue Service, and will make all changes required by the Internal Revenue Service in order to continue to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.	Undertakings.

Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Number	Description

4.1	Second Restated Certificate of Incorporation of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 3.1 of Warner Bros. Discovery, Inc.’s Current Report on Form 8-K filed on April 12, 2022).

4.2	Amended and Restated Bylaws of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 3.2 of Warner Bros. Discovery, Inc.’s Current Report on Form 8-K filed on April 12, 2022).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ernst & Young LLP.

24	Powers of attorney (included on the signature pages of this registration statement)

107	Filing fee table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of April, 2022.

WARNER BROS. DISCOVERY, INC.

By:	/s/ Bruce L. Campbell
Bruce L. Campbell
Chief Development, Distribution & Legal Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Warner Bros. Discovery, Inc., hereby severally constitute and appoint David M. Zaslav, Savalle Sims, and Tara Smith and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Warner Bros. Discovery, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav	President and Chief Executive Officer, and Director (Principal Executive Officer)	April 15, 2022
David M. Zaslav

/s/ Gunnar Wiedenfels	Chief Financial Officer (Principal Financial Officer)	April 15, 2022
Gunnar Wiedenfels

Signature	Title	Date

/s/ Lori C. Locke	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 15, 2022
Lori C. Locke

/s/ Samuel A. Di Piazza	Chair of the Board and Director	April 15, 2022
Samuel A. Di Piazza

/s/ Robert R. Bennett	Director	April 15, 2022
Robert R. Bennett

/s/ Li Haslett Chen	Director	April 15, 2022
Li Haslett Chen

/s/ Richard W. Fisher	Director	April 15, 2022
Richard W. Fisher

/s/ Paul A. Gould	Director	April 15, 2022
Paul A. Gould

/s/ Debra L. Lee	Director	April 15, 2022
Debra L. Lee

/s/ John C. Malone	Director	April 15, 2022
John C. Malone

/s/ Fazal Merchant	Director	April 15, 2022
Fazal Merchant

/s/ Steven A. Miron	Director	April 15, 2022
Steven A. Miron

/s/ Steven O. Newhouse	Director	April 15, 2022
Steven O. Newhouse

/s/ Paula A. Price	Director	April 15, 2022
Paula A. Price

/s/ Geoffrey Y. Yang	Director	April 15, 2022
Geoffrey Y. Yang

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of April, 2022.

WarnerMedia 401(k) Savings Plan

By:	/s/ Adria Alpert Romm
Name: Adria Alpert Romm
Title: Chief Human Resources Officer